UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2010
FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota	55402-3232

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 612-758-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 16, 2010, Thomas A. Bradley, Executive Vice President and Chief Financial Officer of Fair Isaac Corporation (the “Company”), informed the Board of Directors of his intention to retire from the Company. Mr. Bradley will be succeeded by Michael J. Pung, the Company’s current Vice President, Finance and Investor Relations. Mr. Bradley has resigned as Executive Vice President and Chief Financial Officer effective November 18, 2010, but will remain an employee of the Company through April 15, 2011. Mr. Pung has been appointed Senior Vice President and Chief Financial Officer effective November 18, 2010, and will also continue as the Company’s chief accounting officer.
In connection with his resignation as Executive Vice President and Chief Financial Officer, Mr. Bradley has entered into a Transition Agreement with the Company pursuant to which he will receive an annual base salary of $320,000, and remain an employee of the Company through April 15, 2011. Pursuant to the Transition Agreement, the Company also agreed with Mr. Bradley that when he ceased to be Executive Vice President and Chief Financial Officer on November 18, 2010, it was a Qualifying Termination under his Letter Agreement with the Company, dated March 11, 2009, entitling him to the severance payments described therein. Mr. Bradley’s Management Agreement with the Company is not affected by the Transition Agreement.
The foregoing description of the terms of the Transition Agreement is a summary only and is qualified in all respects by reference to the Transition Agreement included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated into this Item 5.02 by reference.
In connection with Mr. Pung’s appointment as Senior Vice President and Chief Financial Officer, his annual base salary was increased to $375,000. He also received an option grant covering 100,000 shares of the Company’s common stock (the “Option Grant”) and a restricted stock unit award covering 25,000 shares of the Company’s common stock (the “RSU Award”) under the Company’s 1992 Long-term Incentive Plan (the “1992 LTIP”). The exercise price of the Option Grant is the fair market value of the Company’s common stock on the date of grant (November 18, 2010), as determined in accordance with the terms of the 1992 LTIP. The Option Grant will be subject to four-year ratable vesting and the RSU Award will be subject to two-year cliff vesting. Mr. Pung’s pre-existing Management Agreement will continue in full force and effect.
Mr. Pung, age 47, has worked for the Company since August 2004. He joined the Company as Vice President, Finance and currently also serves as the Company’s chief accounting officer and head of investor relations. He has more than 18 years of financial leadership experience in both entrepreneurial and Fortune 500 companies, including Hubbard Broadcasting, Inc., US Satellite Broadcasting and Deluxe Corporation. In addition, Mr. Pung served as an audit manager with Deloitte & Touche LLP.

There are no family relationships between Mr. Pung and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. There are no transactions between Mr. Pung or any of his immediate family members and the Company or any of its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description
10.1	Transition Agreement between the Company and Thomas A. Bradley, dated November 19, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By /s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Secretary

Date: November 19, 2010

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Transition Agreement between the Company and Thomas A. Bradley, dated November 19, 2010.	Filed Electronically

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